UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Agape ATP Corporation

(Exact name of registrant as specified in its charter)

Nevada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1705-1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia	58100
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239951

Securities to be registered pursuant to Section 12(g) of the Act:

None

This Form 8-A/A is being filed by Agape ATP Corporation (the “Registrant”) to amend the disclosure in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2023 (the “Original 8-A”), as follows:

Item 1. Description of Registrant’s Securities to be Registered.

Agape ATP Corporation (the “Registrant”) hereby incorporates by reference the description of its Common Stock, par value $0.0001 per share, contained under the heading “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239951), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2020, and as subsequently amended (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 10, 2023

Agape ATP Corporation

By:	/s/ How Kok Choong
Name:	How Kok Choong
Title:	Director, Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer and Secretary (Principal Executive Officer)

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